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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 13, 1997
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                                HEALTHRITE, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


          Delaware                    0-23016                    13-3714405
----------------------------     ----------------           -------------------
(State or other jurisdiction     (Commission File             (IRS Employer
     of incorporation)                Number)               Identification No.)


711 Fifth Avenue      New York, New York                   10022
----------------      ------------------                   -----
(Address of principal executive offices)


Registrant's telephone number, including area code (212) 829-0900
                                                   --------------

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ITEM 5        OTHER EVENTS

      The Company, on August 13, 1997, entered into an agreement with Mr. Bradley T. MacDonald pursuant to which he resigned as President, Chief Executive Officer and Director of the Company and from all positions with its subsidiaries and his two year employment agreement was terminated. The agreement provides for Mr. MacDonald's engagement as a part-time consultant to the Company through December 31, 1997. Pursuant to the agreement, Mr. MacDonald will continue to receive through December 31, 1997 remuneration at the annual rate of $170,000, the rate provided under his employment agreement, which was to extend until March 15, 1998. The agreement also provides for an expiration date of March 31, 1998 of Mr. MacDonald's five (5) year option to purchase 100,000 shares of Common Stock at a price of $2.00 per share, which option would have otherwise terminated three (3) months following termination of his employment.

      The Company also made the following management changes.

      The Company appointed as Co-Chief Operating Officers, Messrs. David Illingworth and Douglas A. Okland, each of whom has been also promoted from General Manager to President, respectively of the Company's subsidiaries, Jason Pharmaceuticals, Inc. ("Jason") and Montana Naturals Int'l, Inc. Mr. John L. Teeger, Vice Chairman and Secretary, was appointed to also serve as Chief Financial Officer, and the Company's former Chief Financial Officer,
Mr. Angelo J. Talluto, was appointed Controller of the Company and of Jason.

      Mr. Sidney N. Towle, Jr., Vice President of H.C. Wainwright and Co., Inc., investment bankers, was elected to the Board of Directors.

ITEM 7        FINANCIAL STATEMENTS AND EXHIBITS

      (b) EXHIBITS

          10(b)-1 - Agreement dated as of August 13, 1997 between the Company and Bradley T. MacDonald.

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                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 2, 1997


                                                 HEALTHRITE, INC.
                                                 ----------------
                                                   (Registrant)



                                                 By: /s/John L. Teeger
                                                     --------------------
                                                     Name: John L. Teeger
                                                     Title: Vice Chairman